SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OIL DRI CORP AMER

                    GAMCO INVESTORS, INC.
                                11/20/02              500             7.4900
                                11/20/02            1,000             7.7600
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                11/20/02            2,900             7.8869
                                11/19/02              700             7.3143


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.